Exhibit 21.1

Subsidiaries of the Registrant

(as of June 28, 2015)

1-800-FLOWERS Service Support Center, Inc. (New York)

1-800-FLOWERS Team Services, Inc. (Delaware)

1-800-FLOWERS Retail, Inc. (Delaware)

1-800-FLOWERS.COM Franchise Co., Inc. (Delaware)

800-FLOWERS, Inc. (New York)

Conroy’s Inc. (California)

The Popcorn Factory, Inc. (Delaware)

Guarded Realty Holdings, LLC (Delaware)

BloomNet, Inc. (Delaware)

18F California, Inc. (California)

Cheryl & Co. (Ohio)

Floranet Iberia S.L. (Spain)

Fannie May Confections Brands, Inc. (Delaware)

Fannie May Confections, Inc. (Delaware)

Harry London Candies, Inc. (Ohio)

Fresh Gift Cards, Inc. (Florida)

DesignPac Co., Inc. (Delaware)

DesignPac Gifts, LLC (Illinois)

Napco Marketing Corp. (Delaware)

Fannie May Franchise, LLC (Delaware)

18F Virginia, Inc. (Virginia)

Celebrations.com, LLC (Delaware)

Fine Stationery, Inc. (Delaware)

Flowerama of America, Inc. (Iowa)

Greatfoods, LLC (Delaware)

18F UK Holding Company Limited (United Kingdom)

FOL UK Holding Company Limited (United Kingdom)

1-800-Flowers.com DO Brasil Participacoes LTDA (Brazil)

1873349 Ontario Inc. (Canada)

WTN Services LLC (California)

Colonial Gifts Ltd. (UK)

Personalization Universe, LLC (Delaware)

Harry & David Holdings, Inc. (Delaware)

Harry and David, LLC (Oregon)

Harry & David Operations, Inc. (Delaware)

Bear Creek Orchards, Inc. (Delaware)